CYBER DIGITAL, INC.
                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT ("Agreement") is entered into as of _____________, 1996, by and among CYBER DIGITAL, INC., a New York corporation ("Company"), and the subscribers ("Subscribers") to the Company's offering ("Offering") of up to Eight Million Fifty Thousand ($8,050,000) of Series A Preferred Stock ("Preferred Stock") pursuant to the Regulation S Subscription Agreement between the Company and the Subscribers of even date herewith ("Subscription Agreement").

                  1.       Definitions. For purposes of this Agreement:

                  (a) The terms "register", "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "Act"), and pursuant to Rule 415 under the Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document;

                  (b) For purposes of the Required Registration under Section 2 hereof, the term "Registrable Securities" means the Company's Common Stock (together with any capital stock issued as a dividend on, in replacement of, in exchange for, or otherwise in respect of such Common Stock or issued pursuant to
Section 17 hereof, the "Common Stock") issuable or issued upon conversion of the Preferred Stock and exercise of the Warrants. For purposes of a Demand Registration under Section 3 hereof or a Piggyback Registration under Section 4 hereof, the term "Registrable Securities" means the Company's Common Stock issuable or issued upon conversion of the Preferred Stock in the Offering and exercise of the Warrants; provided, however, that after the expiration of the Restricted Period (as defined in the Subscription Agreement), for purposes of
Section 3 and Section 4, shares of Common Stock obtainable on conversion of the Preferred Stock and exercise of the Warrants (in whole or in part) shall not constitute Registrable Securities, if those shares of Common Stock may be sold or transferred in the U.S. free of any restrictive legend, including without limitation under Rule 144;

                  (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock which have been issued or are issuable upon conversion of the Preferred Stock or exercise of the Warrants at the time of such determination;

                  (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof;

                  (e) The terms "Warrant" and "Warrants" refer to the warrant or warrants issued to Subscribers as securities in connection with the Offering; and

                  (f) The term "Due Date" means the date which is one hundred five (105) days after the Last Closing (as defined in the Subscription Agreement) of the Offering.


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                  2.       Required Registration.

                  (a) Within forty five (45)days after the Last Closing (as defined in the Subscription Agreement) of the Offering, the Company shall file a registration statement ("Registration Statement") on Form S-3 (or other suitable form), covering the resale of all shares of Registrable Securities then outstanding.

                  (b) The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until the earlier of (i) the date that the distribution described in the Registration Statement is completed or (ii) the date that Common Stock covered by the Registration Statement is immediately transferable, without volume limitations, pursuant to Rule 144 or another available exemption under the Act. The Company shall use its best efforts to have the Registration Statement declared effective within one hundred five (105) days of the Last Closing, and shall in any event have the Registration Statement declared effective within one hundred twenty
(120) days of the Last Closing.

                  (c) The Holders have the right to convert the Preferred Stock into Common Stock pursuant to the terms of the Subscription Agreement and the Certificate of Designation of Series A Preferred Stock of the Company and sell the Common Stock under Regulation S and applicable exemptions until such time that the Registration Statement becomes effective.

                  (d) Notwithstanding anything to the contrary contained herein, any Holder (together with any assignee of its rights) (collectively referred to as "Excluded Holders") shall be entitled, by written notice to the Company delivered at any time prior to the filing of the Registration Statement contemplated by this Section 2, to elect to have the Registrable Securities issued or issuable to it excluded from the Registration Statement. In the event a Holder elects not to have its Registrable Securities included in the Registration Statement, the Holder shall, nonetheless, and notwithstanding anything herein to the contrary, have the right (i) upon written notice to the Company from Holders of at least twenty-five (25%) of the Registrable Securities not subject to another registration statement then on file with the Securities and Exchange Commission, at any time following the expiration of the seventy five (75) day period following the Last Closing, to cause the Company to effect a Demand Registration (as defined in Section 3) registering the Registrable Securities held by such Holders on Form S-3 (or other suitable form, subject to the approval of such Holders), and (ii) at any time following the expiration of the thirty (30) day period following the Due Date, to have its shares included in any Piggyback Registration (as defined in Section 4), in each case in accordance with the provisions of Sections 3 and 4 hereof. In connection with a Demand Registration initiated by the Excluded Holders under this Subsection 2(d), the Company shall pay all costs and expenses of Demand Registration in accordance with Section 9. The Excluded Holders' rights to include their Registrable Securities in a Piggyback Registration or a Demand Registration shall be limited to those instances in which their Registrable Securities are not otherwise immediately transferable pursuant to Rule 144 or another available exemption under the Act.


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                  3.       Demand Registration.

                  (a) If the Registration Statement described in Section 2 is not effective by the Due Date, the Holders of Registrable Securities obtained or obtainable upon conversion of at least twenty-five percent (25%) of the shares of the Preferred Stock outstanding may notify the Company in writing that they demand that the Company file a registration statement under the Act covering the registration of all of the Registrable Securities then outstanding. Upon receipt of such notice, the Company shall, within ten (10) days, give written notice of such request to all Holders and shall, subject to the limitations of subsection 3(b), file as soon as practicable, and in any event within thirty (30) days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request, by notice given to the Company within ten
(10) days of receipt of the Company's notice, to be registered as expeditiously as reasonably possible after the mailing of such notice by the Company (a "Demand Registration").

                  (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 3 and the
Company shall include such information in the written notice referred to in subsection 3(a). In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 7(f)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, and reasonably acceptable to the Company; provided that no Holder shall be required to make any representations other than with respect to its ownership of Registered Securities and its intended method of distribution.

                  (c) The Company agrees to include all Registrable Securities held by all Holders in such Registration Statement without cutback or reduction unless cutbacks are required by the underwriter. In the event the underwriter requires a cutback or reduction, any Holders of the Registrable Securities which were not included in such Registration Statement shall be entitled to additional Demand Registrations for such excluded securities on the same terms as the Demand Registration described in this Agreement.

                  (d) The Company is not obligated to effect a demand registration under this Section 3 if in the written opinion of counsel to the Company reasonably acceptable to the person or persons from whom written request for registration has been received (and satisfactory to the Company's transfer agent to permit the transfer) that registration under the Act is not required for the immediate transfer of the Registrable Securities pursuant to Rule 144 or other applicable provision.

                  (e) The Company represents that it will use its best efforts to take such actions as are necessary to become eligible to use Form S-3 for the registration contemplated hereby.


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                  4.  Piggyback  Registration.  If  the  Registration  Statement
described in Section 2 is not effective by the Due Date, and no demand for a Demand Registration has been made pursuant to Section 3, and if (but without any obligation to do so), the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its Common Stock under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a registration on Form S-4 promulgated under the Act or any successor or similar form registering stock issuable upon a reclassification, upon a business combination involving an exchange of securities or upon an exchange offer for securities of the issuer or another entity), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given by fax within ten (10) days after mailing of such notice by the Company, which request shall state the intended method of disposition of such shares by such Holder, the Company shall use its best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered (a "Piggyback Registration").

                  5.       Limitation on Obligations to Register.

                  (a) In the case of a Piggyback Registration on an underwritten public offering by the Company, if the managing underwriter determines and advises in writing that the inclusion in the registration statement of all Registrable Securities proposed to be included would interfere with the successful marketing of the securities proposed to be registered by the Company, then the number of such Registrable Securities to be included in the registration statement shall be allocated among all Holders who had requested Piggyback Registration, in the proportion that the number of Registrable Securities which each such Holder seeks to register bears to the total number of Registrable Securities sought to be included by all Holders.

                  (b)  Notwithstanding  anything  to the  contrary  herein,  the
Company shall have the right (i) to defer the initial filing or request for acceleration of effectiveness of any Demand Registration or Piggyback Registration or (ii) after effectiveness, to suspend effectiveness of any such registration statement, if, in the good faith judgment of the board of directors of the Company and upon the advice of counsel of the managing underwriter (if any) of the offering, such delay in filing or requesting acceleration of effectiveness or such suspension of effectiveness is necessary in light of the existence of material non-public information (financial or otherwise) concerning the Company disclosure of which at the time is not, in the opinion of the board of directors of the Company upon the advice of counsel, (A) otherwise required and (B) in the best interests of the Company; provided however that the Company will use its best efforts to terminate such delay or suspension as soon as practicable and, in any event will not delay effectiveness of such registration for more than three (3) months from the date of the demand or suspend effectiveness for more than twenty (20) days, unless it is then engaged in an acquisition that would make such registration impracticable, in which case it will use its best efforts to eliminate such impracticability as soon as possible.

                  6. Obligations to Increase Available Shares. In the event that the number of shares available under a registration statement filed pursuant to
Section 3 is insufficient to
cover all of the Registrable Securities then outstanding, the Company shall amend that registration statement, or file a new registration statement, or both, so as to cover all shares of Registrable Securities then outstanding. The Company shall effect such amendment or new registration within sixty (60) days of the date the registration statement filed under Section 3 is insufficient to cover all the shares of Registrable Securities then outstanding. Any Registration Statement filed hereunder shall, to the extent permissible by the Rules of the Securities and Exchange Commission ("SEC"), state that, in accordance with Rule 416 under the Act, such Registration Statement also covers such indeterminate numbers of additional shares of Common Stock as may become issuable upon conversion of the Preferred Stock to prevent dilution resulting from stock changes or by reason of changes in the conversion price in accordance with the terms thereof.

                  7. Obligations of the Company. Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

                  (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                  (c) With respect to any Demand Registration, use best efforts to keep such registration statement effective until the earlier of (i) the date that the distribution described in the registration statement is completed or
(ii) the date that Common Stock covered by the registration statement is immediately transferable, without volume limitations, pursuant to Rule 144 or another available exemption under the Act.

                  (d) Furnish to the Holders such reasonable numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them. Swartz Investments, LLC shall be furnished with copies of drafts of all filings (including supplements and amendments) prior to filing and given sufficient time to distribute such documents to the Subscribers and to receive their comments thereon.

                  (e) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such registration statement, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                  (f) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                  (g) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act upon the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (h) Furnish, at the request of any Holder whose shares are being registered pursuant to this Agreement, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

                  (i) Maintain the listing of the Common Stock on the OTC Bulletin Board or other automated quotation system or a national securities exchange.

                  8. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Act.

                  9. Expenses of Required or Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 2 or 3, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and including the reasonable fees and disbursements incurred of only one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Sections 2 or 3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders who had requested such registration shall bear such expenses); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Sections 2 and 3.

                  10. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 4 for each Holder, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto (and including the reasonable fees and disbursements incurred of only one counsel for the selling Holders selected by them), but excluding underwriting discounts and commissions relating to Registrable Securities.

                  11. Indemnification. In the event any Registrable Securities are included in a registration statement under this Agreement:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each "Holder Indemnified Persons" (defined for purposes of this Section 11 as each Holder, the officers and directors of each Holder acting in their capacity as such, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act")), against any losses, claims, damages, expenses, or liabilities (joint or several) (hereinafter referred to singularly as "Loss" and collectively as "Losses") to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement, or alleged untrue statement, of a material fact contained in such registration statement, including any prospectus contained therein or any amendments or supplements thereto, or (ii) the omission, or alleged omission, to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and the Company will reimburse each such Holder Indemnified Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action; provided, however, that the indemnity agreement contained in this subsection 11(a) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such Loss or action to the extent that it arises out of or is based upon a Violation which occurs in either (i) reliance upon and in conformity with written information furnished expressly for use in connection with such registration by the Holder Indemnified Person seeking indemnification or (ii) based upon a prospectus which included a Violation after the Company has advised the Holder seeking indemnification not to sell pursuant to such prospectus, and has made available an amended or supplemental prospectus that corrects such Violation.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the "Company Indemnified Persons" (defined for the purpose of this Section 11 as the Company, each of its directors in their capacity as such, each of its officers who have signed the registration statement in their capacity as such, each person, if any, who controls the Company within the meaning of the Act in their capacity as such, any underwriter and any other Holder Indemnified Person selling securities in such registration statement), against any Loss (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder Indemnified Person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such Loss (or actions in respect thereto) arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company and any such Company Indemnified Person in connection with investigating or defending any such Loss or action; provided, however, that the indemnity agreement contained in this subsection 11(b) shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 11(b) exceed the gross proceeds from the offering received by such Holder.

                  (c) Promptly after receipt by an indemnified  party under this
Section 11 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 11, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding provided, however, that in the event the Company is the indemnifying party, it shall pay for only one counsel for all of the Subscribers in this Offering and their related indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 11, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 11 to the extent it is prejudicial.

                  (d) The  obligations  of the Company  and  Holders  under this
Section 11 shall survive the redemption and conversion, if any, of the Preferred Stock, the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

                  12. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

                  (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company, if true, that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act,
(ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration.

                  13. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company; provided, however, that no amendment or waiver that materially and adversely affects the rights of any Holder shall be effective against such Holder unless such Holder agrees thereto.

                  14. Notices. All notices required or permitted under this Agreement shall be made in writing signed by the party making the same, shall specify the section under this Agreement pursuant to which it is given, and shall be addressed if to (i) the Company at: President, 400 Oser Avenue, Suite 1650, Hauppauge, New York, 11788, Telephone No. (516) 231-1200, Telecopy No.
(516) 231-1446 and (ii) the Holders at their respective last addresses as set forth on the Company's register for the Preferred Stock, or such address as the party shall have furnished in writing as a new address to be entered on such register. Any notice, except as otherwise provided in this Agreement, shall be made by fax and shall be deemed given at the time of transmission of the fax.

                  15. Termination. This Agreement shall terminate on the later to occur of (a) the date that is five (5) years from the date of this Agreement and (b) the date that is ninety (90) days after the date on which all the Warrants have been exercised; but without prejudice to (i) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination or (ii) other indemnification obligations under this Agreement.

                  16. Assignment. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, together with or prior to such transferee's request to have such Registrable Securities included in a Demand Registration or Piggyback Registration, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement); and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

                  17. Payments for Failure to Register or Failure to List. If the Registration Statement required under Section 2 hereof is not filed on or prior to ninety (90) days after the Last Closing, or if a Registration Statement filed pursuant to Section 3 is not effective within one hundred twenty (120) days of a Demand Registration or if the Company fails to respond to any request for information from the SEC related to such Registration Statement within fifteen (15) days of such request, then the Company shall pay to all Holders of outstanding Preferred Stock an aggregate amount equal to two percent (2%) per month of the aggregate amount of Preferred Stock sold in the Offering, compounded monthly, and accruing daily, payable in Common Stock, which Common Stock shall also be deemed "Registrable Securities" hereunder. If, the Company is not eligible to effect a Registration under Form S-3, or other appropriate registration statement, at the time of a Demand Registration under the terms of this agreement solely through the act or failure to act by the Company, and not due to a change in statute or regulation or other fact circumstance not under the Company's control, then the Company shall pay to all Holders of outstanding Preferred Stock an aggregate penalty equal to the amount of the Conversion Default Payment ("Conversion Default Payment") set forth in Section 7.6 of the Regulation S Subscription Agreement between the Company and the Subscribers ("Subscription Agreement") for each day beyond sixty (60) days of the receipt of a request for a Demand Registration until such registration is complete. If, on the date (the "Conversion Eligibility Date") that Preferred Stock becomes eligible for conversion into Common Stock or the Warrants are exercisable, the Common Stock is not listed on the OTC Bulletin Board or other national stock exchange or automated quotation system, then the Company shall pay to all Holders of outstanding Preferred Stock that are eligible for immediate conversion and to all Holders of unexercised Warrants a penalty equal to the amount of the Conversion Default Payment for each day beyond the Conversion Eligibility Date until such listing is complete.

                  18. Governing Law. This Registration Rights Agreement shall be governed by and construed in accordance with the laws of the state of New York applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the 1934 Act, which matters shall be construed and interpreted in accordance with such laws. Any action brought to enforce, or otherwise arising out of, this Agreement shall be heard and determined only in either a federal or city court sitting in the State of New York, New York County and Subscriber hereby waives any rights to raise a defense of forum non-conveniens.

                                            [INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date first above written.

                                               CYBER DIGITAL, INC..


                                      By: ________________________________
                                               J.C. Chatpar
                                               President

                    Address:          400 Oser Avenue, Suite 1650
                                       Hauppauge, New York, 11788
                                      Telephone No. (516) 231-1200
                                      Telecopy No. (516) 231-1446



                                      INVESTOR(S)

                                      ___________________________________
                                      Investor's Name

                                      By:_________________________________
                                               (Signature)

                    Address:          ____________________________________